Exhibit 23.1


                    Consent of Independent Public Accountants


     We hereby consent to our firm by reference in this Registration Statement on Schedule B and related prospectus of Landeskreditbank Baden-Wurttemberg - Forderbank to the use therein of our report dated March 29, 2004, April 8, 2003 and April 9, 2002, respectively, relating to the financial statements of Landeskreditbank Baden-Wurttemberg - Forderbank for the years ended December 31, 2003, 2002, 2001 respectively and to the reference to us under the heading "Independent Accountants" in such Registration Statement.



/s/ Dr. Russ                             /s/ Schuldt
__________________________________       ______________________________________
PwC Deutsche Revisions                   PwC Deutsche Revisions
Aktiengesellschaft                       Aktiengesellschaft
Wirtschaftsprufungsgesellschaft          Wirtschaftsprufungsgesellschaft


Stuttgart, Germany                       Stuttgart, Germany
January 11, 2005                         January 11, 2005